UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 15, 2008

PRECISION OPTICS CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-10647	04-2795294
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 East Broadway, Gardner, Massachusetts 01440

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 630-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

Precision Optics Corporation, Inc. (the “Company”) entered into a Consulting Agreement dated August 15, 2008 (the "Consulting Agreement") with Jack P. Dreimiller. Under the terms of the Consulting Agreement, Mr. Dreimiller will serve as the Company's Senior Vice President, Finance, Chief Financial Officer and Clerk, for a period of six months, with automatic renewal thereafter on a month-to-month basis. Mr. Dreimiller will provide consulting services as Senior Vice President, Finance, Chief Financial Officer and Clerk on a part-time basis and will receive $1,384.62 per week as compensation for his services. The Consulting Agreement is terminable by either party upon thirty days' prior written notice.

This summary of the Consulting Agreement is not complete and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1.

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Michael T. Pieniazek has resigned as Vice President, Chief Financial Officer and Clerk of the Company, effective as of August 15, 2008.

(c) Jack P. Dreimiller has been appointed as Senior Vice President, Finance, Chief Financial Officer and Clerk of the Company of the Company, effective as of August 18, 2008, to serve in accordance with the Company's bylaws until his earlier resignation or removal.

Mr. Dreimiller, age 60, was the Company's Senior Vice President, Finance, Chief Financial Officer and Clerk until June 2005.  From June 2005 through December 2005, he was a consultant to the Company.   From January 2006 to the present, he has been an independent consultant serving various roles as financial / accounting executive, including interim Chief Financial Officer, for a number of companies.

The Company has entered into a Consulting Agreement with Mr. Dreimiller, described in Item 1.01 above, which description is incorporated into this Item 5.02 by reference.

ITEM 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Consulting Agreement dated as of August 15, 2008 between the Company and Jack P. Dreimiller.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION OPTICS CORPORATION, INC.

Date: August 18, 2008	By:	/s/ Richard E. Forkey
Name: Richard E. Forkey
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement dated as of August 15, 2008 between the Company and Jack P. Dreimiller.